UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2014, Platform Specialty Products Corporation (“Platform”), MacDermid, Incorporated (“MacDermid,” and together with Platform, the “Borrowers”), MacDermid Holdings, LLC (“Holdings”), certain subsidiaries of Holdings and Platform party thereto, Barclays Bank PLC, as collateral agent and administrative agent (the “Agent”), and the lenders party thereto, entered into an incremental amendment No.1 (the “Incremental Amendment”) to that certain second amended and restated credit agreement dated as of August 6, 2014 (the “Credit Agreement”) among the Borrowers, the Agent, the lending institutions from time to time parties thereto and the other agents and entities party thereto.

Pursuant to the Incremental Amendment, the Borrowers borrowed new U.S. Dollar term loans (the “New USD Term Loans”) in an aggregate principal amount of $300 million through a corresponding increase to Platform’s existing $755 million tranche B term loans (the “Existing Term Loans”) under the Credit Agreement.  The Incremental Amendment, among other things, modified the amortization amounts of the Existing Term Loans to take into account the New USD Term Loans.  The proceeds of the New USD Term Loans were used to finance a portion of the purchase price of the Agriphar Acquisition (as defined and further described below under Item 2.01 of this Current Report on Form 8-K).

The Credit Agreement, as amended by the Incremental Amendment, provides for a senior secured credit facility consisting of (i) U.S. Dollar term loans in an aggregate principal amount of $1,055 million, (ii) a U.S. Dollar revolving credit facility in an aggregate principal amount of $25 million, and (iii) a multi-currency revolving credit facility in an aggregate principal amount of $25 million.   Except as set forth in the Incremental Amendment, the New USD Term Loans have identical terms as the Existing Term Loans, including a maturity date of June 7, 2020.  Holdings and certain restricted subsidiaries of the Borrowers and Holdings acting as guarantors under the Credit Agreement (the “Guarantors”) will guarantee the Borrowers’ obligations under the New USD Term Loans. The New USD Term Loans will also be secured by the collateral pledged by the Borrowers and the Guarantors under the Security Agreement (as defined and further described below).

Interest Rate

Borrowings under the Credit Agreement bear interest either, at the option of the Borrowers, at the Eurocurrency Rate plus the Applicable Rate (each as defined in the Credit Agreement), for interest periods of one, two, three or six months (or if available for all applicable lenders, twelve months) or the Base Rate plus the Applicable Rate (each as defined in the Credit Agreement). The New USD Term Loans will bear interest at the Eurocurrency Rate plus the Applicable Rate.

Covenants and Events of Default

The Credit Agreement contains customary covenants including limitations on additional indebtedness, dividends and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions and dispositions. The revolving credit facilities also impose a financial covenant requiring Platform, if Platform’s borrowings under the revolving credit facilities exceed $12.5 million in the aggregate as of the last day of any fiscal quarter, to maintain a 6.5 to 1.0 ratio of (x) consolidated indebtedness secured by a first lien minus unrestricted cash and cash equivalents of the Borrowers and Guarantors under the facility to (y) consolidated EBITDA for the four most recent fiscal quarters, subject to a right to cure.

The Credit Agreement also contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of certain covenants, inaccuracy of representations and warranties, failure to make payment on certain other material indebtedness, bankruptcy and insolvency events, material judgments and a change of control of Platform. Upon the occurrence of an event of default, payment of any outstanding amounts under the Credit Agreement may be accelerated. Borrowings under the Credit Agreement are also subject to mandatory prepayment under certain circumstances, with customary exceptions, from the proceeds of permitted dispositions of assets and from certain insurance and condemnation proceeds.

Guarantees

The obligations of the Borrowers under the senior secured credit facility are guaranteed by the Guarantors.  Pursuant to an amended and restated pledge and security agreement, dated as of October 31, 2013 (as amended by Amendment No. 2, defined and referred to below, and as amended, supplemented and modified from time to time, the “Security Agreement”), entered into by the Borrowers, and the Guarantors, obligations under the Credit Agreement are secured by a security interest in substantially all of the personal property, whether owned on the date the Security Agreement was entered into or acquired in the future, of the Borrowers and the Guarantors, including the pledge by the Borrowers and the Guarantors generally of 100% of the voting capital stock and other equity interests in all of their respective domestic subsidiaries and 65% of the voting capital stock and other equity interests in all of their respective directly owned non-domestic subsidiaries (in each case, whether existing on the date the Security Agreement was entered into or acquired thereafter), subject to certain exceptions contained in the Credit Agreement and the Security Agreement.

As previously described in a Form 8-K filed with the Securities and Exchange Commission on August 8, 2014, the Borrowers, Holdings, certain subsidiaries of Holdings and Platform party thereto, the Agent, and the lenders party thereto have on August 6, 2014 entered into an Amendment No. 2 (“Amendment No. 2”) with respect to the Credit Agreement which will make certain further amendments to the Credit Agreement, contingent upon, among other things, the consummation of the previously-announced acquisition by Platform of the Chemtura AgroSolutions business of Chemtura Corporation.

The foregoing descriptions of the Incremental Amendment and the New USD Term Loans do not purport to be complete and are qualified in their entirety by reference to the full text of the Incremental Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The foregoing descriptions of the Credit Agreement, the Security Agreement and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, the Security Agreement and Amendment No. 2, all of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2014, Platform completed the previously-announced acquisition of Percival S.A., a société anonyme incorporated and organized under the laws of Belgium (“Percival”), including Percival’s agrochemical business that does business under the Agriphar trade name (the “Agriphar Acquisition”), pursuant to an agreement, dated August 4, 2014 (the “Agreement”), by and among MacDermid Agricultural Solutions Holdings B.V., a limited liability company incorporated and organized under the laws of the Netherlands and a subsidiary of Platform (“MASH”), as the purchaser, Platform, as the guarantor, and a representative of Percival as the seller.  Pursuant to the terms of the Agreement, MASH acquired 100% of the equity interests of Percival for a purchase price of approximately €300 million, consisting of €285 million in cash and 711,551 shares of Platform’s common stock. Platform financed the Agriphar Acquisition with the proceeds from the New USD Term Loans and cash on hand.

Percival is a European crop protection group with leading product development, registration and distribution capabilities. Percival provides a wide range of herbicides, fungicides and insecticides across Europe and has in house formulation and packaging capabilities through its facility in Ougree, Belgium. Agriphar  brings a wide variety of product applications and expertise across a range of geographic markets. The Percival business is expected to be included in Platform’s new agrochemical segment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Incremental Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2014, Platform issued a press release announcing the closing of the Agriphar Acquisition and the Incremental Amendment, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
2.1
Agreement, dated as of August 4, 2014, among MASH, as purchaser, Platform, as guarantor, and a representative of Percival S.A. (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014). Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

10.1
Incremental Amendment, dated October 1, 2014, among Platform, MacDermid, Holdings, certain subsidiaries of Holdings and Platform party thereto, Barclays Bank PLC, as collateral agent and administrative agent, and the lenders party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among, inter alia, Platform, Holdings, MacDermid, the subsidiaries of the borrowers from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (filed as Exhibit 10.1 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014).

10.3
Amendment  No. 2, dated as of August 6, 2014, among, inter alia, Platform, Holdings, MacDermid, the subsidiaries of the borrowers from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (filed as Exhibit 10.2 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014).

10.4
Amended and Restated Security Agreement, dated as of October 31, 2013, among Platform, Holdings, MacDermid and the subsidiaries of the borrowers from time to time parties thereto in favor of Barclays Bank PLC, as collateral agent (filed as Exhibit 10.25 to Platform’s annual  report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014).

99.1	Press release announcing the closing of the Agriphar Acquisition and the Incremental Amendment issued on October 1, 2014 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

October 1, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
2.1
Agreement, dated as of August 4, 2014, among MASH, as purchaser, Platform, as guarantor, and a representative of Percival S.A. (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014). Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

10.1
Incremental Amendment, dated October 1, 2014, among Platform, Holdings, MacDermid, certain subsidiaries of Holdings and Platform party thereto, Barclays Bank PLC, as collateral agent and administrative agent, and the lenders party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among, inter alia, Platform, Holdings, MacDermid, the subsidiaries of the borrowers from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (filed as Exhibit 10.1 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014).

10.3
Amendment  No. 2, dated as of August 6, 2014, among, inter alia, Platform, Holdings, MacDermid, the subsidiaries of the borrowers from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (filed as Exhibit 10.2 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014).

10.4
Amended and Restated Security Agreement, dated as of October 31, 2013, among Platform, Holdings, MacDermid and the subsidiaries of the borrowers from time to time parties thereto in favor of Barclays Bank PLC, as collateral agent (filed as Exhibit 10.25 to Platform’s annual  report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014).

99.1	Press release announcing the closing of the Agriphar Acquisition and the Incremental Amendment issued on October 1, 2014 (furnished only).